SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 7, 2009

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation

On December 7, 2009, the stockholders of Discovery Laboratories, Inc. (the “Company”) voted at the 2009 Annual Meeting of Stockholders in favor of the Board of Directors’ proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 180 million shares to 380 million shares.  An Amended and Restated Certificate of Incorporation effecting the foregoing amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State’s Corporation Department on December 9, 2009 and became effective immediately upon filing.

The full text of the Amended and Restated Certificate of Incorporation is attached to this Form
8-K as Exhibit 3.1 hereto and is incorporated herein by reference in its entirety.

Item 8.01.                                Other Events.

On December 7, 2009, the Company held its Annual Meeting of Stockholders.  The following matters were voted on by the stockholders:  (i) the election of five directors, (ii) ratification of the appointment of Ernst & Young LLP as the Company independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009; (iii) an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance from 180 million to 380 million; (iv) an amendment to the Company’s Restated Certificate of Incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and to eliminate stockholder action by written consent, and (v) an amendment to the Company’s 2007 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 3.4 million shares, from 8,500,000 shares to 11,900,000 shares.  The results of the stockholder votes are as follows:

 (i)           Election of Directors: each of the nominees for Director was elected by a plurality of the votes cast by stockholders as follows:

	For	Withheld
W. Thomas Amick	80,349,177	16,402,852
Antonio Esteve, Ph.D.	74,106,021	22,646,008
Max Link, Ph.D.	75,648,521	21,103,508
Herbert H. McDade, Jr.	73,171,152	23,580,877
Marvin E. Rosenthale, Ph.D.	74,883,990	21,868,039

 (ii)           Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm: this proposal was approved by a majority of shares present at the meeting and was, therefore, adopted.  The vote was as follows:

For	Against	Abstain
90,050,012	5,979,070	722,947

 (iii)           Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance from 180 million to 380 million: this proposal was approved by a majority of the outstanding shares eligible to vote at the meeting and was, therefore, adopted.  The vote was as follows:

For	Against	Abstain
63,748,463	32,559,244	444,322

(iv)           Amendment to the Company’s Restated Certificate of Incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and to eliminate stockholder action by written consent:  This proposal was not approved by a majority of the outstanding shares eligible to vote and was, therefore, not adopted.  The vote was as follows:

For	Against	Abstain
56,793,714	38,825,329	1,132,986

(v)                      Amendment to the Company’s 2007 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 3.4 million shares, from 8,500,000 shares to 11,900,000 shares:  this proposal was not approved by a majority of shares voting on the proposal at the meeting and was, therefore, not adopted.  The vote was as follows:

For	Against	Abstain	Not Voted
18,573,101	21,571,155	220,978	56,386,795

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation effective December 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and interim
Chief Executive Officer

Date:  December 9, 2009